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                                                                   EXHIBIT 10.78


                              SECURITY AGREEMENT
                                    (CROPS)

The parties to this Security Agreement are:

SECURED PARTY:      CITADEL HOLDING CORPORATION,
                    a Delaware corporation
                    550 South Hope Street, Suite 1825
                    Los Angeles, CA   90071

DEBTOR:             CITADEL AGRICULTURAL PARTNERSHIP NO. 1,
                    a California general partnership
                    550 South Hope Street, Suite 1825
                    Los Angeles, CA   90071

1.   Grant of Security Interest.  Debtor grants to Secured Party a security
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interest in the property described in this Security Agreement ("Collateral") and its proceeds, on the terms and conditions set forth in this Security Agreement.

2.   Indebtedness.  The security interest in the Collateral and its proceeds is
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given to secure the "Indebtedness", which is defined as:

     a. The payment of a promissory note ("Note"), executed and delivered by Debtor to Secured Party, dated December 29, 1997 in the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) payable as provided in the Note, and extensions and renewals of the Note;

     b.  Further advances by Secured Party to Debtor;

     c. All other liabilities, primary, secondary, direct, or contingent, from Debtor to Secured Party whether now existing or incurred or created in the future, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, and whether incurred directly or acquired by Secured Party by assignment or otherwise; and

     d. Performance by Debtor of this Security Agreement and any other agreement entered into between Secured Party and Debtor.

3.   Description of Collateral.  The property in which the security interest is
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granted ("Collateral") is:

     a. All crops planted, growing, or to be planted or grown and harvested during the current crop season on that certain real property owned by Debtor described in Exhibit "A" attached hereto and made a part hereof, and all crops after they have been severed from that real property, and all products of such crops.

     b. All general intangibles and rights to the payment of money, whether due or to become due and whether or not earned by performance, including but not limited to accounts, contract rights, claims under insurance policies covering the Collateral, revolving fund credits, patronage dividends, commodity certificates, chattel paper, leases, conditional sale contracts, documents, warehouse receipts, and instruments, and rights under any government or other loan, reserve, disaster, diversion, deficiency, soil conservation, or other production control or price support program.

     c. All rights Debtor may have or acquire in the future with respect to any statutory or common law lien, including but not limited to any mechanics' or materialman's lien, grower's or producer's lien, packer's lien, or any lien on farm products, crops, or other products or proceeds of any of them.

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     d.  All property similar to that described as Collateral in this Agreement, acquired by Debtor at any time, including but not limited to additions, replacements, and all products of the Collateral.

     e.  All proceeds from the sale or other disposition of the Collateral.

4.   Debtor's Warranties.  Debtor warrants that:
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     a.  Debtor is the owner of the Collateral, clear of all liens and security interests except the security interest granted by this Security Agreement and a security interest in favor of Prudential Insurance Company of America.

     b.  Debtor has the right to make this Security Agreement.

5.   Debtor's Covenants.  Debtor agrees:
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     a.  To pay Secured Party all amounts payable on the note mentioned is this
     Security Agreement and all other obligations of Debtor held by Secured Party on or before the date when due and payable, whether at maturity, by acceleration, or otherwise; to perform all terms of the note and this Security Agreement, and of any other loan or security agreement between Debtor and Secured Party; and to pay all obligations required under the terms of this Security Agreement.

     b.  To use proceeds of all loans for the purposes agreed on.

     c. To execute and deliver to Secured Party financing statements with respect to the Collateral (in number, form, and substance satisfactory to Secured Party) and such additional security documentation as and when Secured Party may request to effect the purposes of this Security Agreement; to deliver to Secured Party at its request financial statements, schedules, lists of property and accounts, budgets, books and records, forecasts, reports, tax returns, contracts, and other information relating in any manner to the Collateral.

     d. To defend the Collateral against the claims and demands of all persons and entities.

     e. To insure the Collateral against all hazards, in form and amount satisfactory to Secured Party; and, if requested by Secured Party, to obtain loss-payable endorsements in favor of Secured Party.

     f. To keep the Collateral in good condition and keep crops and farm products in an unmanufactured state; to attend to and care for the Collateral; to perform other acts that may be necessary to grow, cultivate, spray, irrigate, cut, harvest, pick, preserve, and protect the crops and farm products according to the best course of husbandry practiced in the vicinity; to prepare crops and farm products for market and promptly notify Secured Party when those preparations have been made; keep the crops separate and always capable of being identified; promptly give Secured Party written notice of any disease to, any destruction of, any depreciation in the value of or any damage to the crops; to maintain the present buildings and improvements on the real property in good condition and repair; to keep in good standing all rights to water; to give Secured Party prompt notice of any damage to the Collateral or to the real property; to permit Secured Party to enter on the real property at reasonable times for the purpose of examining the Collateral; and to permit Secured Party to inspect all books and records relating to the Collateral.

     g. To immediately pay Secured Party, as part of the secured debt, all amounts, with interest, paid or advanced by Secured Party for (1) taxes, levies, insurance, and repairs to or maintenance of the Collateral; (2) the taking of possession of, disposing of, or preserving of the Collateral after any default described in

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     this Agreement; and (3) attorneys' fees incurred by Secured Party in the enforcement of its rights under this Agreement.

     h. To notify Secured Party in writing before any change in Debtor's place of business, or if Debtor has or acquires more than one place of business, before any change in Debtor's chief executive office.

     i. To immediately notify Secured Party of any proposed or actual change of Debtor's name, identity, or legal structure.

     j. To immediately notify Secured Party in writing when Debtor becomes aware of any event that substantially affects the value of the Collateral, the ability of Debtor or Secured Party to dispose of the Collateral, or the rights and remedies of Secured Party in relation to the Collateral, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any marketing order, arrangement, or procedure affecting the Collateral, whether governmental or otherwise.

     k. If any collateral is or becomes the subject of any negotiable document of title, including any warehouse receipt or bill of lading, Debtor shall deliver that document to Secured Party.

     l. To reimburse Secured Party for all costs and expenses, including legal fees incurred by Secured Party in connection with the loan from Secured Party to Debtor.

6.   Prohibitions.  Without the prior written consent of Secured Party, Debtor
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will not:

     a. Permit any of the Collateral to be removed from the real property on which it is located.

     b. Permit any liens or security interests (other than Secured Party's security interests and the security interest in favor of Prudential Insurance Company of America) to attach to the Collateral; permit any Collateral to be levied on under legal process; dispose of any of the Collateral except in the ordinary course of business as it was conducted on the date of execution of this Agreement; dispose of any rights with respect to water or leases used in connection with the Collateral without Secured Party's prior written consent; or permit anything to be done that may impair the value of the Collateral or of the security interest created by this Agreement.

7.   Secured Party's Right to Insure.  If Debtor fails to obtain insurance as
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required by this Agreement, Secured Party shall have the right to obtain it at
Debtor's expense. Debtor hereby assigns to Secured Party the right to receive proceeds of all insurance required by this Security Agreement, not exceeding the amount of the indebtedness. Debtor directs any insurer to pay all proceeds directly to Secured Party, and authorizes Secured Party to endorse any draft or check for the proceeds. If Debtor fails to make any payments necessary to preserve and protect the Collateral, Secured Party may make the payments. Any payments made by Secured Party under the provisions of this paragraph shall be secured by this Agreement and shall be immediately due and payable by Debtor to Secured Party.

8.   Notification and Collection by Secured Party.  Secured Party may, and may
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require Debtor to, do the following:

     a. Notify any account debtors, buyers of Collateral or other persons of Secured Party's interest in the Collateral and its products and proceeds;

     b. Make direct demand for and collect any receivables and proceeds of Collateral; and

     c.  Do all things incident to such notifications, demands, and collection.

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9.   Attorney in Fact.  Debtor nominates and appoints Secured Party as Debtor's
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attorney in fact to perform all acts and things that Secured Party may consider necessary or advisable to perfect and continue perfected the security interest created by this Agreement, and to protect the Collateral.

10.  Debtor's Right in Collateral.  Until default, Debtor may retain possession
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of the Collateral and harvest, process, grow, store, and use it in any lawful manner not inconsistent with this Agreement or with the terms and conditions of any policy of insurance.

11.  Sale of Collateral.  The following provisions relate to any sale,
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consignment or transfer of crops, or other farm products included as all or a part of the Collateral:

     a. To induce Secured Party to extend the credit or other financial accommodations secured by this Agreement, Debtor represents and warrants to Secured Party that it will sell, consign or transfer the Collateral only to those persons whose names and addresses have been set forth on sales schedules delivered to secured Party. Each schedule shall be in such form as Secured Party may require, including identification of each type of Collateral. Debtor also shall notify Secured Party of the name and address of each additional person to whom or through whom the Collateral may be sold, consigned or transferred. All such schedules and notifications shall be in writing and shall be delivered to Secured Party not less than seven
     (7) days prior to any such sale, consignment or transfer of the Collateral.

     b. Debtor acknowledges that if the Collateral is sold, consigned, or transferred to any person not listed on a schedule delivered to Secured Party as provided above, and if Secured Party has not received an accounting (including the proceeds) of such sale, consignment or transfer within ten (10) days of the sale, consignment or transfer, then UNDER FEDERAL LAW, DEBTOR SHALL BE SUBJECT TO A FINE WHICH IS THE GREATER OF $5,000 OR 15% OF THE VALUE OR BENEFIT RECEIVED FROM THE SALE, CONSIGNMENT OR TRANSFER TO AN UNLISTED BUYER, CONSIGNEE OR TRANSFEREE.

     c. All proceeds of any sale, consignment or transfer shall be made immediately available to Secured Party in a form jointly payable to Debtor and Secured Party. All chattel paper, contracts, warehouse receipts, documents of title, or other evidences of ownership or obligations, whether issued by a co-op, grain elevator, or other warehouse or marketing entity, and all accounts receivable and other non-cash proceeds shall be endorsed, assigned and delivered immediately to Secured Party as security for the Indebtedness. All the proceeds of any such disposition of the Collateral, when and if received by Secured Party, may at Secured Party's option be applied to the Indebtedness. In addition, Secured Party may collect at any time the proceeds of any or all such accounts or other non-cash proceeds-of any sale without notice to Debtor.

12.  Default.  Any one or more of the following shall be a default under this
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Agreement:

     a. Debtor's failure to pay when due any payment to Secured Party secured by this Agreement.

     b. Debtor's breach of any term, provision, warranty, or representation of this Agreement or of any other security agreement or other agreement between Debtor and Secured Party.

     c. The appointment of any receiver or trustee of all or a substantial portion of the assets of Debtor.

     d. Debtor's becoming insolvent or unable to pay debts as they mature, or making a general assignment for the benefit of creditors.

     e. The issuance of any levy of attachment, execution, tax assessment, or similar process against the Collateral if not released within ten days of issuance.

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     f.  Debtor's furnishing to Secured Party any financial statement, profit and loss statement, borrowing certificate or schedule, or other statement that is false or incorrect in any material respect.

     g. Should Debtor default under any loan, extension of credit, security agreement or any other agreement in favor of any other creditor or person that may materially affect any of Debtor's property or Debtor's ability to repay the Indebtedness or perform its obligations under this Agreement or any other agreement between Debtor and Secured Party.

     h. This Agreement or any other agreement between Debtor and Secured Party ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

13. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Secured Party shall have all the rights of a secured party under the California Commercial Code. In addition and without limitation, Secured Party may exercise any one or more of the following rights and remedies:

     a. Secured Party may declare the entire Indebtedness, including any prepayment penalty which Debtor would be required to pay, immediately due and payable, without notice.

     b. Secured Party may require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party. Secured Party also shall have full power to enter upon the property of Debtor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Debtor agrees Secured Party may take such other goods, provided that Secured Party makes reasonable efforts to return them to Debtor after repossession.

     c. Secured Party may enter upon the premises where any Collateral consisting of crops is located and, using any and all of Debtor's equipment, machinery, tools, farming implements, and supplies, and improvements located on the premises; farm, cultivate, irrigate, fertilize, fumigate, prune, and perform any other act or acts appropriate or necessary to grow, care for, maintain, preserve and protect the crops (using any water located in, on or adjacent to the premises); harvest, pick, clean, and remove the crops from the premises; and to the extent then permitted under California law, appraise, store, prepare for public or private sale, exhibit, market and sell the crops and any products of the crops.

     d. Secured Party shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Debtor. Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days, or such lesser time as required by state law, before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

     e. To the extent permitted by applicable law, Secured Party shall have the following rights and remedies regarding the appointment of a receiver:
     Secured Party may have a receiver appointed as a matter of right; the receiver may be an employee of Secured Party and may serve without bond; and all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this
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     Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

     f. Secured Party either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Secured Party may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Secured Party may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Secured Party may demand, collect, receipt for, settle, compromise, adjust. sue for, foreclose, or realize on the Collateral as Secured Party may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Secured Party may, on behalf of and in the name of Debtor, receive, open and dispose of mail addressed to Debtor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Secured Party may notify account debtors and obligors on any Collateral to make payments directly to Secured Party.

     g. If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Debtor for any deficiency remaining on the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this Agreement. Debtor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

     h. Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the California Commercial Code, as may be amended from time to time. In addition, Secured Party shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

     i. All of Secured Party's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after Debtor's failure to perform, shall not affect Secured Party's right to declare a default and to exercise its remedies.

14.  Notices.  All notices required to be given under this Agreement shall be
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given in writing, may be sent by telefacsimile, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Debtor will keep Secured Party informed at all times of Debtor's current addresses.

15.  Waiver.  Neither any waiver, express or implied, of any provision of this
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Agreement, nor any delay or failure by Secured Party to enforce any provision, shall preclude Secured Party from later enforcing any such provision.

16.  Successors.  All rights of Secured Party under this Agreement shall inure
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to the benefit of its successors and assigns, and all obligations of Debtor shall bind its successors, and assigns. If there is more than one Debtor, their obligations shall be joint and several.

17.  Governing Law.  This Agreement shall be governed by and interpreted
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according to the laws of the State of California.

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18.  Cumulative Rights.  All rights and remedies provided in this Agreement are
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cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude its further exercise or the exercise of any other right or remedy.

19.  Undefined Terms.  All terms not defined in this Agreement are used as set
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forth in the California Uniform Commercial Code.

20.  Costs and Attorneys' Fees.  Debtor agrees to pay upon demand all of Secured
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Party's expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Indebtedness. Secured Party may pay someone else to help collect the Note and to enforce this Agreement, and Debtor will also pay Secured Party all costs or expenses associated therewith. This includes, subject to any limits under applicable law, Secured Party's attorneys' fees and Secured Party's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Debtor also will pay any court costs, in addition to all other sums provided by law.



Dated: December 29, 1997

                               DEBTOR:

                               CITADEL AGRICULTURAL PARTNERSHIP NO. 1,
                               a California General Partnership

                               By:  CITADEL AGRICULTURE, INC.,
                                    a California corporation, General Partner



                               By: /s/ S. Craig Tompkins
                                  ___________________________________
                                  S. Craig Tompkins, President


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